SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2004

US UNWIRED INC.

(Exact name of registrant as specified in its charter)

Louisiana	000-22003	72-1457316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Lakeshore Drive
Lake Charles, Louisiana	70601
(Address of principal executive offices)	(Zip Code)

(337) 436-9000

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

US Unwired Inc. is filing this Current Report on Form 8-K to file as Exhibit 99.1 its press release dated June 1, 2004 announcing its intent to offer $125,000,000 aggregate principal amount of First Priority Senior Secured Floating Rate Notes due 2010 and $160,000,000 aggregate principal amount of Second Priority Senior Secured Notes due 2012. US Unwired is also filing as Exhibit 99.2 portions of its preliminary offering memorandum dated June 1, 2004 related to the proposed offering.

Item 7. Financial Statements and Exhibits

(c) Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description

99.1	Press Release of US Unwired Inc. dated June 1, 2004.

99.2	Portions of US Unwired Inc.’s Preliminary Offering Memorandum dated June 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US UNWIRED INC. (Registrant)

Date: June 1, 2004	By:	/s/ Thomas G. Henning

Thomas G. Henning Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of US Unwired Inc. dated June 1, 2004.

99.2	Portions of US Unwired Inc.’s Preliminary Offering Memorandum dated June 1, 2004.